                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 28, 2000


                               AVISTA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Washington                      1-3701                91-0462470
-------------------------------         -----------          -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


1411 East Mission Avenue, Spokane, Washington                     99202-2600
---------------------------------------------                     ----------
   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:              509-489-0500
---------------------------------------------------              ------------
      Web site:   http://www.avistacorp.com


          (Former name or former address, if changed since last report)

ITEM 5.  OTHER INFORMATION

A copy of the press release announcing the conversion of the Series L Preferred Stock back into common stock is attached hereto as Exhibit 99 and is incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Company's Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at the Company's Internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            AVISTA CORPORATION
                                               (Registrant)



Date:     February 9, 2000                           /s/ Jon E. Eliassen
                                               -------------------------------
                                                       Jon E. Eliassen
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Accounting and
                                                     Financial Officer)

                                                                      Exhibit 99

[AVISTA LOGO]

                                                                    NEWS RELEASE

CONTACT:  Media: Laurine Jue 509-495-2510 e-mail: ljue@avistacorp.com
          Investors: Dave Brukardt 509-495-2833 e-mail: dbrukardt@avistacorp.com


                                                          FOR IMMEDIATE RELEASE:

JAN. 28, 2000

                 AVISTA CORP. TO CONVERT RECONS TO COMMON STOCK

          SHAREHOLDERS WILL RECEIVE COMMON STOCK IN EXCHANGE FOR RECONS

SPOKANE, WASH.: Avista Corp. (NYSE: AVA) today announced that its board of directors has authorized the conversion of all the outstanding 1.5 million shares of $12.40 Preferred Stock, Convertible Series L (Series L Preferred Stock), back into common stock on Feb. 16, 2000. One share of Series L Preferred Stock equals 10 depositary shares, also known as RECONS (Return-Enhanced Convertible Securities). The RECONS will also be converted into common stock on the same conversion date. According to the terms of the RECONS, which were originally issued in December 1998, the company has the option to convert the RECONS back to common stock prior to the mandatory conversion date of Nov. 1, 2001. Holders of the RECONS are in the process of being notified.

     On the conversion date, each of the RECONS will be converted into the following: 0.7205 shares of common stock, representing the optional conversion price; plus 0.0361 shares of common stock, representing the optional conversion premium; plus $0.21 cash, representing accumulated and unpaid dividends up until, but excluding, the conversion date of Feb. 16, 2000. Any fractional share resulting from the conversion will be converted to cash and paid to the holder. For example, 100 RECONS would be converted to 72.05 shares of common stock, plus a premium of 3.61 shares of common stock, plus $21.00 in cash dividends.

     The Bank of New York is coordinating the RECONS conversion process and any questions regarding the conversion or procedures for delivering RECONS should be directed to the Bank of New York at 1-800-507-9357.

     Avista Corp. is an energy, information and technology corporation whose utility and subsidiary operations focus on delivering superior products and providing innovative solutions to business and residential customers throughout North America.

     Avista Corp. operates Avista Capital, which owns all the company's non-regulated energy and non-energy businesses. Avista Capital companies include Avista Energy, Avista Energy Canada, Ltd., Avista Power, Avista Advantage, Avista Labs, Avista Fiber, Avista Communications, Avista Development and Pentzer Corporation. Avista Corp.'s stock is traded under the ticker symbol "AVA." For more information about Avista Corp. and its affiliate businesses, visit the corporate website at www.avistacorp.com

     Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.